Exhibit 4.1








                       VANSTAR CORPORATION



                            Employee
                       Stock Purchase Plan
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                                                    December 1998
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Vanstar Corporation                  Employee Stock Purchase Plan


                  Employee Stock Purchase Plan
                  ----------------------------


1.  NATURE OF THE PLAN

The Vanstar Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Vanstar Corporation, a Delaware corporation (the "Company"), and its subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock, $.001 par value, of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Company is offering to sell shares of Common Stock to eligible employees pursuant to the terms and conditions set forth in this Plan. The maximum number of shares of Common Stock that may be issued under the Plan is 2,000,000, subject to adjustments upon changes in the capitalization of the Company as provided in Section 10(c).


2.  DEFINITIONS

"Board of Directors" means the Board of Directors of the Company.

"Committee" means the Committee appointed by the Board of Directors to administer the Plan as contemplated by Section 9.

"Common Stock" means the Common Stock, $.001 par value, issued by the Company.

"Employee" means any person who is customarily employed on a full-time or part-time basis by the Company or any of its subsidiaries and is regularly scheduled to work more than 20 hours per week and five months or more in a calendar year.

"Option Period" means each semi-annual period, commencing on March 1 and ending on August 31 and commencing on September 1 and ending on February 28 (or, in the case of a leap year, February
29), provided, however, that the first Option Period under the Plan (the "Initial Option Period") shall commence on the date of the execution of the Underwriting Agreement among the Company and the underwriters named therein with respect to the initial public offering of the Common Stock (the "Underwriting Agreement") and end on August 31, 1996. Each Option Period includes only regular pay days falling within it.

"Purchase Price" has the meaning set forth in Section 5 (b) .


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Vanstar Corporation                  Employee Stock Purchase Plan




3.  ELIGIBILITY AND PARTICIPATION

(a) INITIAL ELIGIBILITY. Each Employee shall be eligible to participate in the Plan on the first day of the first Option
     Period after the date of hire as an Employee with either the Company or any of its subsidiaries.

(b) RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted rights or options to purchase Common Stock under the Plan if, immediately after the grant, such Employee would own stock, and/or hold outstanding options or rights to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this paragraph, the rules of
     Section 424(d) of the Code shall apply in determining stock ownership of any Employee.

(c) COMMENCEMENT OF PARTICIPATION. An eligible Employee may commence participation in the Plan by completing a payroll deduction authorization form provided by the Company and filing it with the Company's payroll administrator ten (10) working days before the start of an Option Period. Payroll deductions for an Employee shall commence for the applicable Option Period when his or her authorization for a payroll deduction becomes effective and shall remain effective until all shares of Common Stock authorized for the Plan under
     Section 1 have been issued, unless sooner terminated by the Employee as provided in Section 6. Payroll deductions may not be increased or decreased during any Option Period, except to reflect changes in base pay during such Option Period. Anything contained herein to the contrary notwithstanding, with respect to the Initial Option Period only, all eligible Employees shall be deemed to have elected to participate in the Plan as of the first day of such Option Period; provided, however, that in order to continue such participation for any other Option Period, each such Employee must complete and file a payroll deduction authorization form as required by this Section 3 (c).


4.  PAYMENT OF PURCHASE PRICE

(a) PAYROLL DEDUCTIONS. At the time an Employee files his or her payroll deduction authorization form, he or she shall elect to have deductions made from his or her pay on each payday during the time he or she participates in the Plan at a fixed dollar amount chosen by such Employee, except that such amount may not be less than 2% nor more than 10% of the amount of such Employee's regular pay. An Employee may discontinue his or her participation in the Plan as provided in Section 6, but no other change can be made during an Option Period.

(b) INITIAL OPTION PERIOD. With respect to the Initial Option Period only, an Employee may pay for shares of Common Stock purchased pursuant to the Plan by check or payroll deduction or a combination thereof or such other method as shall be permitted by the Committee; provided, however, that the purchase price for such shares for such Initial Option Period shall not be less than 2% nor more than 10% of the amount of such Employee's regular pay during such Initial Option Period.


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Vanstar Corporation                  Employee Stock Purchase Plan



5.  GRANTING OF RIGHT TO PURCHASE

(a) NUMBER OF SHARES. On the first day of each Option Period, each Employee participating in the Plan shall be deemed to be granted options to purchase, and on the last day of each Option Period, each such Employee shall be deemed to have exercised such options to purchase, that number of shares of Common Stock equal to the quotient obtained by dividing (i) the aggregate dollar amount that he or she has elected to have withheld for the Option Period by (ii) the Purchase Price. Anything contained herein to the contrary notwithstanding, but subject to the limitations set forth in
     Section 5(f) hereof, in the case of the Initial Option Period only, on the first day of such Initial Option Period, each eligible Employee shall be granted options to purchase that number of shares of Common Stock equal to the quotient obtained by dividing (A) 10% of such Employee's regular pay during such Initial Option Period by (B) the Purchase Price, and on the last day of such Initial Option Period, each such Employee shall be deemed to have exercised such options to purchase such number of such shares of Common Stock for which such Employee shall have paid the Purchase Price no later than the last day of such Initial Option Period.

(b) PURCHASE PRICE. The purchase price (the "Purchase Price") of Common Stock for an Employee for any Option Period shall be equal to eighty-five percent (85%) of the lower of (x) the closing price of the Common Stock on the first day of such Option Period and (y) the closing price of the Common Stock on the last day of such Option Period (or, in each case, if such day shall not be a trading day, on the next preceding business day on which trading occurred on the New York Stock Exchange); provided, however, that in the case of the Initial Option Period only, the Purchase Price shall be equal to eighty-five percent (85%) of the lower of (A) the initial public offering price per share of the Common Stock and (B) the closing price of the Common Stock on the last day of such Initial Option Period (or if such day shall not be a trading day, on the next preceding business day on which trading occurred on the New York Stock Exchange).

(c) PURCHASE OF SHARES. Unless an Employee has given written notice to the Company under Section 6(a), amounts withheld for or otherwise paid by him or her shall be used on the last day of such Option Period to purchase the number of whole shares of Common Stock that his or her accumulated payroll deductions and other payments, if any, at that time will purchase at the Purchase Price and any excess amount at that time will be retained by the Company for him or her until the next purchase of shares under the Plan.

(d) TRANSFERABILITY OF RIGHTS. During an Employee's lifetime, rights held by the Employee to purchase Common Stock under the Plan shall be exercisable only by that Employee.

(e) DELIVERY OF STOCK. Following the end of each Option Period, the Company will deliver, or cause the Company's transfer agent to deliver, to each Employee certificates representing the Common Stock purchased by the Employee hereunder during such Option Period.

(f) ANNUAL PURCHASE LIMIT. No Employee shall be granted rights to purchase Common Stock under the Plan that permit his or her rights to purchase Common Stock under all plans of the Company intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 in fair market value of Common Stock (determined at the time such right is granted) for each calendar year in which such right is outstanding. Any amounts received


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Vanstar Corporation                  Employee Stock Purchase Plan


      from an Employee which cannot be used to purchase Common
     Stock as a result of this limitation will be returned as soon as practicable to the Employee without interest.

6.  WITHDRAWAL

(a) IN GENERAL. An Employee may revoke his or her payroll deduction election under the Plan for an Option Period by giving written notice to the Company (on any form prescribed by the Committee) at any time after the commencement of such Option Period. Any of the Employee's payroll deductions credited to him or her (attributable to unused amounts from the prior Option Period related to fractional shares) will be paid to him or her without interest promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made from his or her pay during such Option Period. Anything contained herein to the contrary notwithstanding, an Employee may revoke his or her participation in the Plan for the Initial Option Period by giving written notice to the Company (on any form prescribed by the Committee) at any time after the commencement of such Option Period.

(b) EFFECTIVE ON SUBSEQUENT PARTICIPATION. An Employee's withdrawal under Section 6(a) will have no effect upon his or her eligibility to participate in the Plan for any succeeding Option Period or any similar plan which may hereafter be adopted by the Company; provided, however, that pursuant to Section 3(c), an Employee who withdraws from participation under Section 6(a) may not again participate in the Plan until the next succeeding Option Period.

(c) TERMINATION OF EMPLOYMENT. Upon termination of the Employee's employment with the Company and its subsidiaries, any outstanding rights of the Employee to purchase Common Stock during the Option Period in which his or her employment terminates shall be deemed to be terminated and any accumulated payroll deductions or other payments at such time will be returned to the Employee, without interest.


7.  INTEREST

No interest will be paid or allowed on any money withheld or received by the Company under Section 4 of the Plan.


8.  STOCK

(a) MAXIMUM SHARES. If the total number of shares of Common Stock for which rights are exercised on the last day of any Option Period in accordance with Section 5(c) causes the aggregate number of shares of Common Stock issued under the Plan since its effective date (as set forth in Section 10(d)) to exceed the maximum number of shares of Common Stock authorized under Section 1, the Committee shall make a pro rata allocation of the shares available for delivery and distribution in as uniform a manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions or other payments of each Employee under the Plan shall be returned to him or her without interest as promptly as possible.

(b) PARTICIPANT'S INTEREST IN STOCK. An Employee will have no interest in shares of Common Stock hereunder until such shares are purchased under Section 5(c). Such shares shall not


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Vanstar Corporation                  Employee Stock Purchase Plan


     be transferable by the Employee until certificates are delivered to him or her pursuant to Section 5(e) .

(c) REGISTRATION OF STOCK. Stock to be delivered to an Employee under the Plan will be registered in the name of the Employee.

(d) RESTRICTIONS ON PURCHASE. The Committee may, in its discretion, require as a condition to the exercise of any rights to purchase hereunder, that the shares of Common Stock reserved for issuance under the Plan shall have been duly listed, upon official notice of issuance, in the New York Stock Exchange and in a Registration Statement under the Securities Act of 1933, as amended, which with respect to said shares shall be effective.


9.  ADMINISTRATION

(a) APPOINTMENT OF COMMITTEE. The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of two or more members of the Board of Directors. Members of the Committee shall serve at the pleasure of the Board of Directors and will be subject to removal by the Board of Directors at any time. No member of the Committee shall be eligible to purchase Common Stock under the Plan.

(b) AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on such matters shall be conclusive.

(c) RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.


10.  MISCELLANEOUS

(a) TRANSFERABILITY. Neither the payroll deductions or other payments of an Employee nor any rights with regard to the purchase of stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Employee other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect.

(b) USE OF FUNDS. All amounts withheld or received by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such amounts.

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Vanstar Corporation                  Employee Stock Purchase Plan


(c)  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

(i) If, while any rights to purchase shares are outstanding, the outstanding shares of Common stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company or of another entity through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding rights and in the purchase price or prices applicable thereto. In addition, in any such event, the number and/or kind of shares which may be offered hereunder shall also be proportionately adjusted.

(ii) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, no further shares will be available for purchase by Participants under the Plan, except that any payroll deductions or other payments collected in that Option Period will be immediately applied to purchase whole shares of Common Stock. The Board of Directors shall take such steps in connection with such transactions as it shall deem necessary to assure that the provisions of this Section 10(c)(ii) shall thereafter be applicable, as nearly as reasonably may be determined.

(d) AMENDMENT AND TERMINATIONS. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of Common Stock and preferred stock of the Company, if any, entitled to vote (voting as a single class) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with the regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended, or with the Code or the regulations promulgated by the Treasury Department thereunder. No termination, modification or amendment of the Plan may, without the consent of an Employee then having an outstanding right under the Plan to purchase stock, adversely affect such right.

(e) EFFECTIVE DATE. The Plan shall become effective on the later to occur of (i) the date on which the Plan is approved by the stockholders of the Company entitled to vote thereon and (ii) the date on which the Underwriting Agreement is executed; provided, however, that the Plan will not be effective if the stockholder vote occurs more than 12 months before or after the Plan is adopted by the Board of Directors of the Company. The Plan will terminate on the earlier of (A) the tenth anniversary of the effective date of the Plan and (B) the date on which all shares of Common Stock available for issuance under the Plan have been sold.

(f) NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any of its subsidiaries, and it shall not be deemed to interfere in any way with the right of the Company or of any of its subsidiaries to terminate, or otherwise modify, an Employee's employment at any time.

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Vanstar Corporation                  Employee Stock Purchase Plan


(g) EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

(h) GOVERNING LAW. The laws of the state of Delaware will govern all matters relating to this Plan except to the extent superseded by the laws of the United States.













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